UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2012

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following three proposals were submitted to FactSet’s stockholders at the fiscal 2012 Annual Meeting of Stockholders held on December 18, 2012:

1.	To elect three directors to FactSet’s Board of Directors, each for a three-year term.

2.	To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2013.

3.	To approve, by a non-binding vote, the fiscal 2012 compensation of the Company’s named executive officers.

For more information about the foregoing proposals, see FactSet’s Proxy Statement dated October 30, 2012. Holders of FactSet common stock were entitled to one vote per share and vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal 1: To elect three members to FactSet’s Board of Directors, each for a three-year term.

Nominee	For	Withheld	Broker Non-Votes
Scott A. Billeadeau	36,932,826	635,140	3,919,551
Philip A. Hadley	36,690,882	877,084	3,919,551
Joseph R. Zimmel	36,918,461	649,505	3,919,551

The three nominees were elected to the Board of Directors and will serve as directors until the Company’s fiscal 2015 annual meeting or until their respective successors are elected and qualified. The other directors whose terms of office continued after the Meeting are: Robin A. Abrams, Michael F. DiChristina, Joseph E. Laird, Jr., James J. McGonigle, Walter F. Siebecker and Charles J. Snyder.

Proposal 2: To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2013.

For	41,318,892
Against	166,699
Abstained	1,926

The appointment of PricewaterhouseCoopers LLP was ratified.

Proposal 3: To approve, by a non-binding vote, the fiscal 2012 compensation awarded to the Company’s named executive officers.

For	37,168,300
Against	382,752
Abstained	16,914
Broker Non-Votes	3,919,551

The fiscal 2012 compensation awarded to FactSet’s named executive officers was approved by a non-binding vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: December 20, 2012	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli
Senior Vice President and Principal Financial Officer

/s/ MATTHEW J. MCNULTY
Matthew J. McNulty
Vice President and Controller
(Principal Accounting Officer)